Item 77C
Morgan Stanley Dividend Growth Securities Trust
Results of Special Shareholder Meeting

On  August 1, 2006, a Special Meeting of Shareholders of the
Fund  was  scheduled in order to vote on the  proposals  set forth  below.  The proposals failed to obtain the  necessary quorum  in  order to hold the meeting, and,  therefore,  the meeting  was  adjourned until August  23,  2006,  and  later
adjourned   to   September  27,  2006  to   permit   further
solicitation  of proxies. The meeting was held on  September
27,  2006  and  the  voting results with  respect  to  these proposals were as follows:

(1) Election of Trustees:

                                      For    Withhol  Absta    BNV*
                                                d       in
Frank L. Bowman...................  75,420,1  3,364,1      0       0
                                          79       33
Kathleen A.                         75,406,6  3,377,6      0       0
Dennis....................                24       87
James F.                            75,406,2  3,378,0      0       0
Higgins.....................              95       17
Joseph J.                           75,397,8  3,386,5      0       0
Kearns.....................               05       07
Michael F.                          75,396,8  3,387,4      0       0
Klein......................               92       20
W. Allen                            75,341,1  3,443,1      0       0
Reed......................                17       94
Fergus                              75,274,9  3,509,3      0       0
Reid........................              54       58

(2) Elimination of certain fundamental investment
restrictions:

                                     For    Against  Abstain      BNV*
Elimination of the fundamental     65,797,8  3,484,5  2,759,6  6,742,2
policy restricting the Fund's            53       26       42       91
ability to pledge
assets..........................
Elimination of the fundamental     65,592,1  3,660,2  2,789,6  6,74229
policy restricting purchases of          31       22       68        1
securities on
margin...........................
...
Elimination of the fundamental     66,090,7  3,163,0  2,788,1  6,742,2
policy prohibiting investments in        71       52       98       91
oil, gas, and other types of
minerals or mineral
leases.........
Elimination of the fundamental     65,539,5  3,595,7  2,906,7  6,742,2
policy regarding investments in          08       75       39       91
warrants.........................
....
Elimination of the fundamental     65,710,5  3,524,8  2,806,6  6,742,2
policy prohibiting or restricting        11       38       72       91
the purchase of securities of
issuers in which Directors or
Officers have an
interest.........................
....
Elimination of the fundamental     65,974,8  3,292,1  2,775,0  6,742,2
policy prohibiting investments           08       18       95       91
for purposes of exercising
control....................
Elimination of the fundamental     65,579,8  3,635,2  2,826,9  6,742,2
policy regarding investments in          03       95       23       91
unseasoned
companies.......................

(3) Modify certain fundamental investment restrictions:

                                     For    Against  Abstain    BNV*
Modify fundamental policy          66,206,5  3,083,7  2,751,6  6,742,2
regarding                                83       58       80       91
diversification............
Modify fundamental policy          65,619,3  3,657,1  2,765,5  6,742,2
regarding borrowing money......          03       25       93       91
Modify fundamental policy          65,666,6  3,571,4  2,803,8  6,742,2
regarding loans..............            46       97       78       91
Modify fundamental policy          65,689,7  3,572,5  2,779,7
regarding investment in                  02       34       84  6,742,2
commodities, commodity contracts                                    91
and futures
contracts................
Modify fundamental policy          65,920,9  3,331,5  2,789,4  6,742,2
regarding issuance of senior             49       78       93       91
securities..
Modify fundamental policy          66,008,8  3,151,1  2,881,9  6,742,2
regarding underwriting activities        68       70       83       91

(4) Reclassify certain fundamental policies as non-
fundamental policies:

                                    For     Against  Abstain    BNV*
Reclassification as non-          65,646,3  3,579,4  2,816,20  6,742,2
fundamental the fundamental             92       26        2,       91
policy regarding the short sale
of
securities....................
Reclassification as non-          65,917,1  3,331,4  2,793,38  6,742,2
fundamental the fundamental             41       98         2       91
policy prohibiting investments
in other investment
companies.............
Reclassification as non-          65,583,2  3,536,2  2,922,58  6,742,2
fundamental the fundamental             37       04         0       91
policy on the purchase or sale
of puts, calls, and combinations
thereof

* Broker "non-votes" are shares held in street name for
which the broker indicates that instructions have not been
received from the beneficial owners or other persons
entitled to vote and for which the broker does not have
discretionary voting authority.